EXHIBIT TO ITEM 77K OF FORM N-SAR

March 23, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

To whom it may concern:

We have read the statements made by FEG
Directional Access Fund LLC and FEG
Directional Access TEI Fund LLC (the
Registrants) and are in agreement with the statements contained in Item 77K of Form
N-SAR. We have no basis to agree or
disagree with other statements of the
Registrants contained therein.


/s/ Ernst & Young LLP

Cincinnati, OH
March 23, 2018